Exhibit (4)(a). Form of Policy for the Ultra-Access variable annuity Policy.

United of Omaha Life Insurance Company
Mutual of Omaha Plaza, Omaha, NE 68175

a Stock Company

Annuity Policy

United of Omaha Life Insurance Company will pay you, if living, the annuity payments as set forth in this policy beginning on the annuity starting date. If you die before the annuity starting date and while this policy is in force, we will pay the death benefit according to the policy provisions.

                           READ YOUR POLICY CAREFULLY.
               It includes the provisions on the following pages.

         THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND UNITED OF
                          OMAHA LIFE INSURANCE COMPANY.

If you are not satisfied with your policy, return it to us or our agent within 10 days after you receive it. Return of this policy by mail is effective on being postmarked, properly addressed, and postage pre-paid. The returned policy will be treated as if we had never issued it. We will promptly refund the Accumulation Value in states where permitted. This may be more or less than the purchase payments. We reserve the right to allocate payments to the Money Market Fund until the expiration of 15 days from the date the policy is mailed from our Home Office. If we so allocate payments, we will refund the greater of the purchase payments or the Accumulation Value.

This is a flexible payment variable deferred annuity policy. The policy's accumulation value in the Separate Account is based on the investment experience in that account and will increase or decrease daily. The dollar amount is not guaranteed. No dividends are payable.

For inquiries regarding coverage or customer service, please call 800/238-9354.

                                                            /s/ John A. Sturgeon
                                                                       President

                                                             /s/ M. Jane Huerter
                                                             Corporate Secretary

                                   POLICY DATA

POLICY NUMBER:                                   1234567

POLICY OWNER:                                    JOHN J. DOE

ANNUITANT:                                       JOHN J. DOE

DATE OF ISSUE:                                   FEBRUARY 1, 1995

ANNUITY STARTING DATE:                           FEBRUARY 1, 2025

INITIAL PURCHASE PAYMENT:                        $5,000

SUBSEQUENT MINIMUM PURCHASE PAYMENT:             $500

ELIGIBLE INVESTMENTS:                                                           INITIAL ALLOCATION (%):
UNITED OF OMAHA FIXED ACCOUNT                                                                  10
(ALGER AMERICAN GROWTH PORTFOLIO)                                                               0
(ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO)                                                 0
(FEDERATED PRIME MONEY FUND II PORTFOLIO)                                                      30
(FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II PORTFOLIO)                                   30
(FIDELITY VIP II ASSET MANAGER: GROWTH PORTFOLIO)                                               0
(FIDELITY VIP II CONTRAFUND  PORTFOLIO)                                                         0
(FIDELITY VIP EQUITY INCOME PORTFOLIO)                                                          0
(FIDELITY VIP II INDEX 500 PORTFOLIO)                                                           0
(FIDELITY VIP MID CAP PORTFOLIO                                                                 0
(MFS CAPITAL OPPORTUNITIES SERIES PORTFOLIO)                                                    0
(MFS EMERGING GROWTH SERIES PORTFOLIO)                                                         30
(MFS HIGH INCOME SERIES PORTFOLIO)                                                              0
(MFS RESEARCH SERIES PORTFOLIO)                                                                 0
(MFS STRATEGIC INCOME SERIES PORTFOLIO)                                                         0
(PIONEER EQUITY-INCOME SERIES PORTFOLIO                                                         0
(PIONEER FUND VCT PORTFOLIO                                                                     0
(PIONEER GROWTH SHARES VCT PORTFOLIO                                                            0
(PIONEER MID-CAP VALUE VCT PORTFOLIO                                                            0
(PIONEER REAL ESTATE GROWTH VCT PORTFOLIO                                                       0
(PIONEER SMALL CAP VALUE VCT PORTFOLIO                                                          0
(SCUDDER VIT EAFE(R)EQUITY INDEX FUND PORTFOLIO                                                 0
(SCUDDER VIT SMALL CAP INDEX FUND PORTFOLIO                                                     0
(SCUDDER VS1 GLOBAL DISCOVERY PORTFOLIO                                                         0
(SCUDDER VS1 GROWTH AND INCOME PORTFOLIO                                                        0
(SCUDDER VS1 INTERNATIONAL PORTFOLIO)                                                           0
(T. ROWE PRICE EQUITY INCOME PORTFOLIO)                                                         0
(T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO)                                                   0
(T. ROWE PRICE LIMITED-TERM BOND PORTFOLIO)                                                     0
(T. ROWE PRICE NEW AMERICAN GROWTH PORTFOLIO)                                                   0
(T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO)                                            0
(VAN KAMPEN UIF EMERGING MARKETS EQUITY PORTFOLIO)                                              0
(VAN KAMPEN UIF FIXED INCOME PORTFOLIO)                                                         0

SEPARATE ACCOUNT:                             UNITED OF OMAHA SEPARATE ACCOUNT C

                                 POLICY CHARGES

POLICY FEE:                               $30.00 EACH POLICY YEAR

MORTALITY AND EXPENSE CHARGE:             EQUAL ON AN ANNUAL BASIS TO 1.40% OF
                                          THE AVERAGE DAILY NET ASSETS OF THE
                                          SEPARATE ACCOUNT

ADMINISTRATIVE EXPENSE CHARGE:            EQUAL ON AN ANNUAL BASIS TO 0.20% OF
                                          THE AVERAGE DAILY NET ASSETS OF THE
                                          SEPARATE ACCOUNT

TABLE OF CONTENTS                                                                   Page
DEFINITIONS........................................................................   1

GENERAL PROVISIONS.................................................................   2

     The Entire Contract...........................................................   2
     Delay of Payments.............................................................   2
     Incontestability..............................................................   2
     Misstatement of Age or Sex....................................................   2
     Nonparticipating..............................................................   2
     Periodic Reports..............................................................   2
     Policy Dates..................................................................   3
     Taxes.........................................................................   3
     Termination...................................................................   3

OWNER, JOINT OWNER, ANNUITANT AND BENEFICIARY......................................   3

     Owner And Joint Owner.........................................................   3
     Death Of Owner, Joint Owner...................................................   3
     Annuitant.....................................................................   3
     Death of Annuitant............................................................   4
     Beneficiary...................................................................   4
     Beneficiary Change............................................................   4
     Assignment....................................................................   4

PURCHASE PAYMENTS..................................................................   4

     Consideration.................................................................   4
     Purchase Payments.............................................................   4
     Allocation of Purchase Payments...............................................   5
     Systematic Transfer Enrollment Program........................................   5

THE SEPARATE ACCOUNT...............................................................   5

     General Description...........................................................   5
     Investment Allocations to the Separate Account................................   5
     Valuation of Assets...........................................................   5
     Transfers Between Subaccounts.................................................   5
     Dollar Cost Averaging.........................................................   6
     Asset Allocation Program......................................................   6

THE FIXED ACCOUNT..................................................................   6

     General Description...........................................................   6
     Transfers From the Fixed Account..............................................   6

THE SYSTEMATIC TRANSFER ACCOUNT....................................................   7

     General Description...........................................................   7
     Transfers From the Systematic Transfer Account................................   7

VALUES.............................................................................   7

     Accumulation Value............................................................   7
     Accumulation Unit.............................................................   7
     The Fixed Account.............................................................   7
     Systematic Transfer Account...................................................   8
     Policy Charges................................................................   8
     Partial Withdrawals or Cash Surrender.........................................   8
     Systematic Withdrawals........................................................   8

     Death Benefit............................................................   9
     Accidental Death Benefit.................................................   9
     Computations.............................................................   9

PAYOUT OPTIONS FOR PAYMENT OF POLICY PROCEEDS.................................   9

     General Conditions.......................................................   9
     Payout Options...........................................................  10
     Variable Annuity Payout Options..........................................  12
     First Variable Annuity Payment...........................................  12
     Second and Later Variable Annuity Payments...............................  12
     Annuity Unit Value.......................................................  12
     Number of Annuity Units..................................................  12
     Exchange of Annuity Units................................................  13

                                   DEFINITIONS

Accumulation Unit is an accounting unit of measure used to calculate the accumulation value of the Separate Account prior to the Annuity Starting Date.

Accumulation Value is the dollar value as of any Valuation Date of all amounts accumulated under this policy prior to the Annuity Starting Date.

Age means age last birthday.

Annuity Purchase Value is an amount equal to the Accumulation Value for the Valuation Period which ends immediately preceding the Annuity Starting Date, reduced by any applicable premium tax or similar taxes.

Annuity Starting Date means the date on which the annuity payments are to begin. The Annuity Starting Date may be changed at any time, but the latest date allowed is the policy anniversary following the annuitant's 95th birthday. If you do not select a date, the automatic starting date will be the policy anniversary following the annuitant's 95th birthday.

Due Proof of Death means a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, a written statement by the attending physician, or any other proof satisfactory to us.

Eligible Investment(s) are those investments available under the policy. Current Eligible Investments are shown on the Data Pages.

Executive Officer means the president, executive vice presidents, vice presidents, the corporate secretary, or assistant corporate secretary of United of Omaha Life Insurance Company.

Fixed Account is the account which consists of the general account assets of United of Omaha Life Insurance Company.

Fund means a segment of an Eligible Investment which constitutes a separate and distinct class of interests under an Eligible Investment.

Net Assets of the Separate Account means the market value of the investments held by the Separate Account.

Net Asset Value Per Share means the net assets of a Fund divided by the number of shares in the Fund.

Net Purchase Payment means a Purchase Payment minus any applicable premium tax.

Our, Us, and We refer to United of Omaha Life Insurance Company, Omaha,
Nebraska.

Payee means the person who receives payments under this policy.

Payout Option is any option of payment of policy proceeds available under this policy.

Proceeds mean the death benefit or the Annuity Purchase Value.

Purchase Payment is the amount paid to United of Omaha Life Insurance Company in accordance with the provisions of this policy.

Separate Account means a Separate Account maintained by us in which a portion of our assets has been allocated for this and certain other policies. It has been designated on the Data Page.

Systematic Transfer Account is the fixed account used for the Systematic Transfer Program.

Subaccounts are that portion of the Separate Account which invests in shares of mutual funds or any other investment portfolios we determine to be suitable for this policy's purposes.

Valuation Date means each day that the New York Stock Exchange is open for trading.

Valuation Period is the period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

You and Your refer to the owner(s) of this policy.

                               GENERAL PROVISIONS

The Entire Contract

The entire contract is this policy, any riders, endorsements and amendments, and the signed application(s), a copy of which is attached. All statements made in the application will, in the absence of fraud, be deemed representations and not warranties. We will not use any statement to contest this policy or deny a claim unless it is in the application.

Any change of this policy requires the written consent of an Executive Officer. No agent has the authority to change this contract or waive any of its terms.

Delay of Payments

We will usually pay any amounts payable from the Separate Account as a result of a partial withdrawal or cash surrender within seven days after we receive your written request at our Home Office in a form satisfactory to us. We can postpone such payments or any transfers of amounts between Subaccounts or into the Fixed Account if:

   (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings;
   (b) trading on the New York Stock Exchange is restricted;
   (c) an emergency exists as determined by the Securities Exchange Commission, as a result of which it is not reasonably practical to dispose of securities, or not reasonably practical to determine the value of the net assets of the Separate Account;
   (d) the Securities Exchange Commission permits delay for the protection of security holders.

The applicable rules of the Securities Exchange Commission will govern as to whether the conditions in (c) or (d) exist.

We may defer payment of partial withdrawals or a cash surrender from the Fixed Account for up to six months from the date we receive written request.

Incontestability

We will not contest the validity of this policy after it has been in force during the lifetime of the owner for two years from the date of issue.

Misstatement of Age or Sex

We may require proof of the age of the annuitant before making any life annuity payment provided for by this policy. If the age or sex of the annuitant has been misstated, the Annuity Starting Date and monthly income will be determined using the correct age and sex.

If a misstatement of age or sex results in monthly income payments which are too large, the overpayments will be deducted from future payments. If we have made payments which are too small, the underpayments will be added to the next payment. Adjustments for overpayments or underpayments will include 6% interest.

Nonparticipating

No dividends will be paid. This policy will not share in our surplus earnings or profits.

Periodic Reports

At least quarterly each calendar year we will send you a statement showing your Accumulation Value as of a date not more than two months prior to the date of mailing. We will also send such statements as may be required by applicable state and federal laws, rules and regulations.

Policy Dates

Policy years and policy anniversaries are measured from the date of issue shown on the Data Page.

Taxes

Premium taxes, if any, levied by any unit of government will be deducted as required by state law or when annuity payments begin.

Termination

This policy will remain in force until surrendered for its full value, or all annuity payments have been made, or the death benefit has been paid.

If the Accumulation Value is less than $500, we may cancel this policy upon 60 days' notice to you. The cancellation would be considered a full surrender of this policy.

If the Accumulation Value in any Fund falls below $500, we reserve the right to transfer the remaining balance, without charge, to the Money Market Fund.

                  OWNER, JOINT OWNER, ANNUITANT AND BENEFICIARY

Owner And Joint Owner

While you are alive, only you may exercise the rights under this policy. Ownership may be changed as described in the Assignments provision. If there are joint owners, the signatures of both owners are needed to exercise rights under the policy.

Death Of Owner, Joint Owner

Prior to the Annuity Starting Date upon the death of the owner or joint owner, the policy will end and the death benefit will be paid to the beneficiary.

If there are joint owners, the surviving joint owner shall be the beneficiary regardless of whether a beneficiary was named on the application. If both joint owners die simultaneously, the death benefit will be paid to the named beneficiary.

If the owner of this policy is a corporation or other nonindividual, the primary annuitant will be treated as the owner of this policy. The "primary annuitant" is that individual, the events in the life of whom affect the timing or the amount of the payout under the policy. A change in the primary annuitant will be treated as the death of the owner.

If the beneficiary is the surviving spouse, the spouse may either receive the death benefit and the policy will end or the spouse may continue the policy in force as the owner.

If any owner or joint owner dies on or after the Annuity Starting Date and before all the Proceeds have been paid, any remaining Proceeds will be paid at least as rapidly as under the payment option in effect at the time of such owner's death.

Generally, any death benefit must be paid within five years after the date of death. The five-year rule does not apply to that portion of the Proceeds which:

   (a) is payable to or for the benefit of an individual named beneficiary; and
   (b) will be paid over the lifetime or the life expectancy of that named beneficiary as long as payments begin no later than one year after the date of death.

Annuitant

The annuitant is the person upon whose life the annuity payments are based. If the owner is different from the annuitant, the annuitant does not have any rights under this policy.

Death of Annuitant

If the annuitant is an owner or joint owner, the death of the annuitant will be treated as the death of an owner.

If the annuitant is not an owner and the annuitant dies before the Annuity Starting Date, you may name a new annuitant. If you do not name a new annuitant, you will become the annuitant

Beneficiary

The beneficiary is:

  (a) the person(s) or legal entity you name in the application to receive the death benefit and referred to in the policy as the "named beneficiary"; or
  (b) if there are joint owners, the surviving joint owner, regardless of whether a beneficiary was named on the application. If both joint owners die simultaneously, we will pay the death benefit to the named beneficiary.

If the beneficiary is the surviving spouse, the spouse may either receive the death benefit and the policy will end, or the spouse may continue the policy in force as the owner.

If no beneficiary survives you, we will pay the Death Benefit to your estate.

Beneficiary Change

You may change the named beneficiary by sending us a written request Home Office unless the beneficiary is irrevocable. When recorded and acknowledged by us, the change will be effective as of the date you signed the request. The change will not apply to any payments made or other action taken by us before recording.

If the named beneficiary is irrevocable, you may change the named beneficiary only by joint written request from you and the named beneficiary.

Assignment

You may change the owner by making an absolute assignment or pledge this policy as collateral by making a collateral assignment. Any assignment must be in writing. No assignment will be binding on us until we record and acknowledge it. We are not responsible for the validity or effect of any assignment. The right of any Payee will be subject to a collateral assignment.

If the named beneficiary of this policy is irrevocable, a change of ownership or a collateral assignment may be made only by joint written request from you and the irrevocable named beneficiary.

On the Annuity Starting Date you may select a Payee other than yourself, but you retain all rights of ownership unless you sign an absolute assignment.

                                PURCHASE PAYMENTS

Consideration

The consideration for this policy is the application and the first purchase payment.

Purchase Payments

Purchase Payments after the first may be made at any time but are not required. Purchase Payments are payable at our Home Office. Upon request, we will send you a receipt signed by our Secretary or an Assistant Secretary for any Purchase Payment. The minimum Purchase Payment allowed is shown on the Data Page.

Allocation of Purchase Payments

We will allocate Net Purchase Payments to one or more Eligible Investments according to your instructions. We have the right to allocate the initial Net Purchase Payment to the Money Market Fund until the expiration of 15 days from the date the policy is mailed from our Home Office. Thereafter, the Accumulation Value will be allocated to one or more Funds as shown in the Data Pages.

Changes in the allocation will be effective on the date your written request is received at our Home Office. The change will apply to future Purchase Payments.

Systematic Transfer Enrollment Program

At the time of application you may elect to participate in the Systematic Transfer Enrollment Program. This program will automatically transfer a predetermined dollar amount on a monthly basis to any of the Subaccounts which are chosen at the time of application. The allocation and the predetermined dollar amount may not be changed. All funds within the Systematic Transfer Account must be transferred within 13 months of deposit. No new Purchase Payments may be allocated to this account after the issue date of the policy. No transfers may be made into the Systematic Transfer Account.

There is no charge for participation in this program.

                              THE SEPARATE ACCOUNT

General Description

The name of the Separate Account is shown on the Data Page. The assets of the Separate Account are our property but are not chargeable with the liabilities arising out of any other business we may conduct, except to the extent that the assets of the Separate Account exceed the liabilities of the Separate Account arising under the contracts supported by the Separate Account.

Investment Allocations to the Separate Account

The assets of the Separate Account are segregated by Eligible Investments or Funds and, where appropriate, by Funds within the Eligible Investment. This establishes a series of Subaccounts within the Separate Account.

We may, from time to time, add other Eligible Investments or Funds. In such event you may be permitted to select from these other Eligible Investments or Funds, limited by the terms and conditions we may impose on such transactions.

We may also substitute other Eligible Investments or Funds. If required, approval of or change of any investment policy will be filed with the Insurance Department of the state in which this policy is delivered.

Valuation of Assets

Assets of Eligible Investments within each Subaccount will be valued at their net asset value on each Valuation Date.

Transfers Between Subaccounts

Prior to the Annuity Starting Date, you may transfer all or part of your interest in a Subaccount to another Subaccount or to the Fixed Account. You may make 12 transfers each policy year without charge. We reserve the right to charge a $10 fee for additional transfers, to be deducted from the amount transferred.

The minimum transfer amount is $500 or the entire amount in the Subaccount if it is less than $500. The minimum amount that can remain in a Subaccount after a transfer is $500.

We reserve the right at any time and without prior notice to any party to modify the transfer privileges described above.

Dollar Cost Averaging

Under the Dollar Cost Averaging program, you may instruct us to automatically transfer, on a periodic basis, a predetermined amount or percentage you specify. The automatic transfers will be made from any one Subaccount or the Fixed Account to any other Subaccount.

Automatic transfers can occur monthly, quarterly, semi-annually or annually. The amount transferred each time must be at least $100 and at least $50 per Subaccount. At the time the program begins there must be at least $5000 of Accumulation Value in the applicable Subaccount or the Fixed Account, or enough to cover one year's transfers.

If transfers are made from the Fixed Account, the maximum periodic transfer amount is 10% of that account's value at the time of election, or enough to provide transfers for 10 months. There is no maximum transfer amount applicable to Subaccounts.

You may request Dollar Cost Averaging at the time of application or at a later date. Transfers will begin on the first or 15th day of the month, as you specify. If the first or 15th day of a month is not a valuation date, then the transfer will be processed on the next following valuation date. The program will terminate when the number of transfers you have specified have been made, or when the value in the applicable Subaccount or the Fixed Account is less than $500, whichever occurs first.

You may increase or decrease the amount or percentage of the transfers or discontinue the program by sending us written notice. There is no charge for participation in this program.

Asset Allocation Program

Under the Asset Allocation Program you may instruct us to allocate Purchase Payments and the Accumulation Value among the Subaccounts and the Fixed Account according to your instructions, or according to instructions recommended by us and approved by you. We will allocate your Purchase Payments and transfer Accumulation Value among the Eligible Investments to maintain conformity with current instructions, thereby "rebalancing" your investments.

At the time the program begins, there must be at least $10,000 of Accumulation Value in the policy. Rebalancing will be performed on a quarterly, semi-annual or annual basis as you specify. Transfers made in accordance with this program will not be counted toward the 12 free transfers allowed each policy year.

You may request participation in the Asset Allocation Program at the time of application or at a later date. You may change your allocation percentages or discontinue the program by sending us written notice. There is no charge for participation in this program.

                                THE FIXED ACCOUNT

General Description

Any portion of the Purchase Payments allocated to the Fixed Account and transfers to the Fixed Account under the policy become part of the general account assets of United of Omaha Life Insurance Company. The Fixed Account includes all of our assets except those assets segregated in Separate Accounts. We maintain sole discretion to invest the assets of the Fixed Account, subject to applicable law.

Transfers From the Fixed Account

You may transfer part of the Accumulation Value in the Fixed Account to the Subaccounts once each policy year. The maximum percentage that may be transferred is 10% of the value in the Fixed Account on the date of the transfer. These transfers do not count toward the 12 free transfers allowed each policy year.

We reserve the right to defer transfers from the Fixed Account to the Subaccounts for up to six months from the date we receive your written request.

You may transfer amounts from the Subaccounts to the Fixed Account at any time. However, we reserve the right to restrict transfers back to the Fixed Account for up to six months immediately following a transfer to the Subaccounts.


                         THE SYSTEMATIC TRANSFER ACCOUNT

General Description

Any portion of the Purchase Payments allocated to the Systematic Transfer Account become part of the general account assets of United of Omaha Life Insurance Company. The Systematic Transfer Account includes all of our assets except those assets segregated in Separate Accounts. We maintain sole discretion to invest the assets of the Systematic Transfer Account, subject to applicable law.

Transfers From the Systematic Transfer Account

You must transfer all of the funds from the Systematic Transfer Account to the Subaccounts within 13 months of deposit. These transfers do not count toward the 12 free transfers allowed each year.

You may not transfer funds to the Systematic Transfer Account. No additional funds may be allocated to the Systematic Transfer Account after the date of policy issue.

                                     VALUES

Accumulation Value

On the date of issue the Accumulation Value is equal to the initial Purchase Payment, reduced by any applicable premium taxes. On any Valuation Date after the date of issue the Accumulation Value is equal to the total of your values in each Subaccount plus the Accumulation Value of the Fixed Account.

The value for each Subaccount is equal to:

   (a) your current number of Accumulation Units; multiplied by
   (b) the current unit value.

Accumulation Unit

Each Net Purchase Payment is converted into Accumulation Units by dividing it by the Accumulation Unit value for the Valuation Period during which the Net Purchase Payment is allocated to the Separate Account. The initial Accumulation Unit value for each Subaccount was set when the Subaccount was established. The unit value may increase or decrease from one Valuation Date to the next.

The Accumulation Unit value for a Subaccount on any Valuation Date is calculated as follows:

   (a) the Net Asset Value Per Share of the Fund multiplied by the number of shares held in the Subaccount, before the purchase or redemption of any shares on that date; less
   (b) the cumulative unpaid charge for the Mortality and Expense Risk Charge and Administrative Expense Charge, which are shown on the Data Page; less
   (c) any applicable charge for federal and state income tax; the result divided by
   (d) the total number of Accumulation Units held in the Subaccount on the Valuation Date, before the purchase or redemption of any shares on that date.

The Fixed Account

The Accumulation Value of the Fixed Account on any Valuation Date is equal to:

   (a) the value at the end of the preceding policy month; plus
   (b) any Net Purchase Payments credited since the end of the previous policy month; plus
   (c) any transfers from the Subaccounts to the Fixed Account since the end of the previous policy month; minus
   (d) any transfers from the Fixed Account to the Subaccounts since the end of the previous policy month; minus
   (e) any partial withdrawal taken from the Fixed Account since the end of the previous policy month; plus
   (f) interest credited on the balance.

We guarantee that the Accumulation Value in the Fixed Account will be credited with an effective annual interest rate of at least 3%.

Systematic Transfer Account

The Accumulation Value of the Systematic Transfer Account on any Valuation Date is equal to:

   (a) the value at the end of the preceding policy month; plus

   (b) any net purchase payments credited since the end of the previous policy month; minus
   (c) any transfers from the Systematic Transfer Account to the Subaccounts since the end of the previous policy month; plus
   (d) interest credited on the balance.

We guarantee the Accumulation Value in the Systematic Transfer Account will be credited with an effective interest rate of at least 3% and is set at the date of issue.

Policy Charges

The following charges are deducted under the policy:

   (a) Annual Policy Fee - An annual charge, shown on the Data Pages, is deducted from the Accumulation Value on the last Valuation Date of each policy year or on a full surrender, if between policy anniversaries. The annual policy fee is deducted from the Subaccounts on a pro rata basis by canceling the Accumulation Units.
   (b) Administrative Expense Charge - A charge equal, on an annual basis, to the amount shown on the Data Pages. The administrative expense charge compensates us for some of the costs associated with the administration of this policy and the Separate Account.
   (c) Mortality and Expense Risk Charge - A charge equal, on an annual basis, to the amount shown on the Data Pages. The mortality and expense risk charge compensates us for assuming the mortality and expense risks under this policy.
   (d) Other - Depending on Fund choices, other charges may apply, such as management fees or other expenses.

Partial Withdrawals or Cash Surrender

You may withdraw part of the Accumulation Value prior to the annuity starting date. The minimum withdrawal amount is $500.

The amount of the cash withdrawal requested will be deducted from the Accumulation Value on the date your written request is received at our Home Office. Partial withdrawals will result in cancellation of Accumulation Units from each applicable Subaccount. In the absence of instructions from you, amounts will be deducted from the Subaccounts and the Fixed Account on a pro-rata basis. No more than a pro-rata amount may be withdrawn from the Fixed Account for any partial withdrawal. We reserve the right to defer withdrawals from the Fixed Account for up to six months from the date your written request is received at our Home Office.

If you request a cash surrender, the policy must be returned to us to receive the cash surrender value. The cash surrender value equals:

   (a) the Accumulation Value at the end of the Valuation Period in which your written request is received at our Home Office; less
   (b) any applicable policy fee; and
   (c) any applicable premium tax not previously deducted.

Systematic Withdrawals

You can instruct us to make automatic periodic withdrawals of a predetermined dollar amount or fixed percentage of the Accumulation Value under the Systematic Withdrawal program. Systematic withdrawals may be made monthly, quarterly, semi-annually or annually. The minimum systematic withdrawal amount is $100. The "Request for Systematic Withdrawal" form must specify a date for the first payment, which must be at least 30 days but not more than 90 days after the date of your request.

You may specify the Eligible Investments from which systematic withdrawals will be made, but no more than a pro-rata amount may be withdrawn from the Fixed Account. If you do not specify the Eligible Investments from which withdrawals will be taken, we will make systematic withdrawals pro-rata from each Eligible Investment.

Death Benefit

The death benefit is the amount payable to the beneficiary if any owner dies before the Annuity Starting Date. The death benefit equals the greater of:

   (a) the Accumulation Value as of the end of the Valuation Period during which we receive Due Proof of Death and an election of a Payout Option, less any applicable premium taxes; or
   (b) the sum of the Net Purchase Payments reduced proportionally by any partial withdrawals.

A partial withdrawal will reduce the death benefit in the same proportion that the Accumulation Value was reduced on the date of the withdrawal. For each withdrawal, the reduction is calculated by multiplying the death benefit by a fraction. The numerator is the amount of the partial withdrawal. The denominator is the Accumulation Value immediately prior to the withdrawal.

Accidental Death Benefit

If your death results from accidental bodily injury sustained in a common carrier accident, we will pay the death benefit amount defined in the Death Benefit provision multiplied by two, instead of the amount that would otherwise be payable.

The accidental bodily injury must be sustained while riding as a passenger, and not as an operator or member of the crew, in any public land, air or water conveyance provided by a common carrier primarily for passenger service. Death resulting from accidental bodily injury must be independent of sickness and all other causes and occur within 90 days of the date of the accident.

We will pay only the amount defined in the Death Benefit provision if your death results from:

   (a) suicide, while sane or insane;
   (b) an act of declared or undeclared war;
   (c) injury received while intoxicated. Intoxication means a blood alcohol level that equals or exceeds the legal limit for operating a motor vehicle in your state of residence;
   (d) injury received while under the influence of any controlled substance, unless administered on the advice of a physician; or
   (e) injury received while committing or attempting to commit a felony or being engaged in an illegal occupation.

Computations

We have filed a detailed statement of the method used to compute the policy values and benefits with the state in which this policy is delivered. With regard to amounts allocated to the Fixed Account, the Accumulation Value, cash surrender value, death benefit and paid-up annuity benefit are not less than those required by the state in which this policy is delivered.

                  PAYOUT OPTIONS FOR PAYMENT OF POLICY PROCEEDS

General Conditions

You may choose to have the Proceeds applied under any of the options for payment shown in the Payout Options provision. If you do not choose an option, Option 4 with a guaranteed period of 10 years will be the automatic option.

A beneficiary may also have the death benefit applied to a Payout Option. If the beneficiary does not choose an option within 60 days of the date we receive Due Proof of Death, we will make payment in a lump sum.

If the option chosen provides for monthly income payments, the payments will begin as of the Annuity Starting Date. We reserve the right to pay the Proceeds in one lump sum when the Proceeds are less than $2,000, or when the option of payment chosen would result in periodic payments of less than $20. Payees must be individuals who receive payments in their own behalf unless otherwise agreed to by us. Any option chosen will be effective when we acknowledge it.

We may require proof of your age or survival or the age or survival of the annuitant.

The guaranteed interest rate used in these options is 3%. Using a procedure approved by our Board of Directors, we may pay or credit additional interest annually.

Payout Options

1. Proceeds Held on Deposit at Interest

   While the Proceeds are held by us, we will annually pay interest to the Payee or add interest to the Proceeds.

2. Income of a Specified Amount

   We will pay the Proceeds in installments of a specified amount until the Proceeds with interest have been fully paid.

3. Income for a Specified Period

   We will pay the Proceeds in installments for the number of years you choose. The monthly incomes for each $1,000 of Proceeds are shown in the following table. These amounts include interest. We will provide the income amounts for payments other than monthly upon request.

           -----------------------------------------------------------
             Years    Monthly    Years    Monthly   Years    Monthly
            Chosen     Income    Chosen    Income   Chosen   Income
           -----------------------------------------------------------
               1       $84.47       8      $11.68     15      $6.87
               2        42.86       9       10.53     16       6.53
               3        28.99      10        9.61     17       6.23
               4        22.06      11        8.86     18       5.96
               5        17.91      12        8.24     19       5.73
               6        15.14      13        7.71     20       5.51
               7        13.16      14        7.26
           -----------------------------------------------------------

4.   Lifetime Income

     We will pay the Proceeds as a monthly income for as long as the annuitant lives. The following guarantees are available:

     (a) Guaranteed Period - We will pay the monthly income for a minimum of 10 years and as long thereafter as the annuitant lives; or
     (b) Guaranteed Amount - We will pay the monthly income until the sum of all payments equals the Proceeds placed under this option and as long thereafter as the annuitant lives.

     We will compute the income amount using one of the following bases:

     (a) the Lifetime Monthly Income Table shown in this policy; or
     (b) if more favorable to the payee, our then current lifetime monthly rates for payment of policy proceeds.

     The Lifetime Monthly Income Table is based on the 1983a Mortality Table and interest at 3%. The table has been adjusted to age last birthday

5. Lump Sum

     We will pay the Proceeds in one sum.

6.   Alternative Schedule

     Upon request and if available, we will provide payments for other options, including joint and survivor periods.

You may obtain additional information about any of the options by contacting us.

                   Lifetime Monthly Income Table for Option 4
                   Monthly Income for Each $1,000 of Proceeds

-------------------------------------------------------------------------------------------------------------------------
 Age Last    Guaranteed      Guaranteed    Age Last   Guaranteed    Guaranteed    Age Last   Guaranteed    Guaranteed
 Birthday      Period          Amount      Birthday     Period        Amount      Birthday     Period        Amount
           --------------------------------         ------------------------------         ------------------------------
 of Payee    Male  Female   Male   Female  of Payee  Male  Female   Male  Female  of Payee  Male  Female  Male   Female
-------------------------------------------------------------------------------------------------------------------------
   7 and
   under     $2.84  $2.77  $2.83   $2.76
     8        2.85   2.78   2.84    2.77      34     $3.40  $3.23   $3.36  $3.20     60     $5.14  $4.66  $4.86   $4.48
     9        2.86   2.79   2.85    2.78      35      3.44   3.26    3.39   3.23     61      5.27   4.76   4.96    4.56
    10        2.87   2.80   2.86    2.79      36      3.48   3.29    3.42   3.26     62      5.39   4.87   5.07    4.66
    11        2.89   2.81   2.88    2.80      37      3.52   3.32    3.46   3.29     63      5.53   4.98   5.19    4.75
    12        2.90   2.82   2.89    2.82      38      3.56   3.35    3.49   3.32     64      5.66   5.10   5.30    4.86

    13        2.91   2.83   2.90    2.83      39      3.60   3.38    3.53   3.35     65      5.81   5.22   5.43    4.96
    14        2.93   2.85   2.92    2.84      40      3.65   3.42    3.57   3.38     66      5.96   5.36   5.56    5.08
    15        2.95   2.86   2.93    2.85      41      3.69   3.46    3.61   3.42     67      6.12   5.50   5.70    5.20
    16        2.96   2.87   2.95    2.86      42      3.74   3.50    3.66   3.45     68      6.28   5.65   5.85    5.33
    17        2.98   2.89   2.96    2.88      43      3.79   3.54    3.70   3.49     69      6.44   5.80   6.00    5.47

    18        3.00   2.90   2.98    2.89      44      3.85   3.58    3.75   3.53     70      6.61   5.97   6.16    5.61
    19        3.01   2.92   3.00    2.91      45      3.90   3.63    3.80   3.57     71      6.79   6.14   6.33    5.76
    20        3.03   2.93   3.02    2.92      46      3.96   3.67    3.85   3.61     72      6.96   6.32   6.51    5.93
    21        3.05   2.95   3.04    2.94      47      4.02   3.72    3.90   3.66     73      7.14   6.50   6.69    6.10
    22        3.07   2.96   3.06    2.95      48      4.09   3.78    3.96   3.70     74      7.32   6.69   6.90    6.28

    23        3.09   2.98   3.08    2.97      49      4.15   3.83    4.01   3.75     75      7.50   6.89   7.10    6.47
    24        3.12   3.00   3.10    2.99      50      4.22   3.89    4.07   3.80     76      7.67   7.09   7.32    6.68
    25        3.14   3.02   3.12    3.01      51      4.30   3.95    4.14   3.86     77      7.84   7.29   7.54    6.90
    26        3.16   3.04   3.14    3.02      52      4.37   4.01    4.20   3.91     78      8.01   7.49   7.78    7.12
    27        3.19   3.06   3.16    3.04      53      4.45   4.08    4.27   3.97     79      8.18   7.69   8.03    7.37

    28        3.22   3.08   3.19    3.06      54      4.54   4.15    4.34   4.03     80      8.33   7.89   8.30    7.64
    29        3.24   3.10   3.21    3.09      55      4.62   4.22    4.42   4.10     81      8.48   8.08   8.58    7.90
    30        3.27   3.12   3.24    3.11      56      4.72   4.30    4.50   4.17     82      8.61   8.26   8.88    8.20
    31        3.30   3.15   3.27    3.13      57      4.82   4.38    4.58   4.24     83      8.74   8.43   9.19    8.50
    32        3.33   3.17   3.30    3.15      58      4.92   4.47    4.67   4.31     84      8.86   8.59   9.53    8.81
    33        3.37   3.20   3.33    3.18      59      5.03   4.56    4.77   4.39     85      8.97   8.74   9.83    9.18
                                                                                  and over
-------------------------------------------------------------------------------------------------------------------------

Variable Annuity Payout Options

You may choose payout options 2, 4 or 6 to be paid as a variable annuity. Variable annuity payments will vary according to the net investment return of the Subaccounts chosen.

First Variable Annuity Payment

We will compute the dollar amount of the first monthly variable annuity payment by applying all or part of the Accumulation Value to the Variable Annuity Payout Options table shown in this policy for the payout option you choose. The table shows the dollar amount of monthly payment that you can buy with each $1,000 of Accumulation Value.

If you have chosen more than one Subaccount, we will apply the accumulation value of each Subaccount separately to the Variable Annuity Payout Options table. The total amount of the first variable annuity payment equals the sum of the payment amounts payable for each Subaccount.

Second And Later Variable Annuity Payments

The dollar amount of the second and later variable annuity payments is not set. It may change from month to month. We will compute the payment on the 10th valuation date before the payment is due.

The amount of each variable annuity payment after the first equals the sum of:

     (a) the number of annuity units under each Subaccount; multiplied by
     (b) the current annuity unit value for each Subaccount as of the date we compute the payment.

An annuity unit is a measuring unit used in computing the amount of the variable annuity payments. The value of an annuity unit for each Subaccount will vary with the net investment return of the Subaccount.

Annuity Unit Value

The current value of an annuity unit for each Subaccount is:

     (a) the value as of the date we computed the last payment; multiplied by
     (b) the Net Investment Factor for the Subaccount as of the date on which we are computing the current payment.

The Net Investment Factor is figured by dividing (a) by (b), then subtracting
(c) from the result, then multiplying by the offset factor described below. The values of (a), (b) and (c) are defined as follows:

     (a) is the net result of
         (1) the net asset value of a Fund share held in a Subaccount as of the end of the current payment period; plus or minus
         (2) a per share credit or charge for any taxes we incurred since the last computation date that were charged to the operation of the Subaccount.
     (b) is the net asset value of a Fund share held in the Subaccount as of the beginning of the current payment period.
     (c) is the asset charge factor that reflects the mortality and expense risk charge and administrative expense charge deducted from the Separate Account. This factor is equal, on an annual basis, to 1.20% of the daily net asset value of the Separate Account.

The result of the calculation described above is then multiplied by a factor that offsets the assumed investment rate upon which the Variable Annuity Payout Options table is based. This allows the actual investment rate to be credited. For a one-day valuation period the factor is 0.99989255, using an assumed investment rate of 4% per year.

Number Of Annuity Units

The number of annuity units payable for each Subaccount equals:

     (a) the amount of the first monthly variable annuity payment payable for that Subaccount; divided by
     (b) the annuity unit value for that Subaccount as of the 10th valuation date before the Annuity Starting Date.

The number of annuity units payable for each Subaccount is fixed when we compute the first variable annuity payment. The number remains fixed unless you exchange annuity units between Subaccounts. The number of annuity units will not change as a result of investment experience.

We guarantee that the dollar amount of each variable annuity payment after the first will not be affected by actual expenses or changes in mortality experience.

Exchange of Annuity Units

After the Annuity Starting Date you may exchange the value of a specified number of Annuity Units of one Subaccount for Annuity Units of another Subaccount or the Fixed Account. You may not exchange Annuity Units of the Fixed Account for Annuity Units of the Subaccounts.

The value of the Annuity Units being exchanged will be the value for the Valuation Period during which we receive your request for the exchange. The value of the new Annuity Units will be such that the dollar amount of an annuity payment made on the date of the exchange would not change as a result of the exchange.

No more than four exchanges may be made each policy year.

                         VARIABLE ANNUITY PAYOUT OPTIONS

 Monthly Payouts per $1,000 based on 4.00% interest and 1983a Mortality Table
                ALB projected 20 years with Projection Scale 'G'

----------------------------------------------------------------------------------------------------------------------
                        FEMALE RATES                                                MALE RATES
----------------------------------------------------------------------------------------------------------------------
     Age        20 Year    10 Year   Life Only   Installment  20 Year   10 Year   Life Only    Installment    Age
               Certain &  Certain &                Refund    Certain &  Certain &                Refund
                 Life       Life                               Life      Life
----------------------------------------------------------------------------------------------------------------------
      0          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         0
----------------------------------------------------------------------------------------------------------------------
      1          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         1
----------------------------------------------------------------------------------------------------------------------
      2          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         2
----------------------------------------------------------------------------------------------------------------------
      3          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         3
----------------------------------------------------------------------------------------------------------------------
      4          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         4
----------------------------------------------------------------------------------------------------------------------
      5          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         5
----------------------------------------------------------------------------------------------------------------------
      6          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         6
----------------------------------------------------------------------------------------------------------------------
      7          3.44        3.44       3.44        3.44       3.49        3.49       3.50        3.49         7
----------------------------------------------------------------------------------------------------------------------
      8          3.44        3.45       3.45        3.44       3.50        3.50       3.51        3.50         8
----------------------------------------------------------------------------------------------------------------------
      9          3.45        3.45       3.45        3.45       3.51        3.51       3.51        3.50         9
----------------------------------------------------------------------------------------------------------------------
     10          3.46        3.46       3.46        3.46       3.52        3.52       3.53        3.51        10
----------------------------------------------------------------------------------------------------------------------
     11          3.47        3.47       3.47        3.47       3.53        3.53       3.53        3.52        11
----------------------------------------------------------------------------------------------------------------------
     12          3.48        3.48       3.48        3.47       3.54        3.54       3.54        3.53        12
----------------------------------------------------------------------------------------------------------------------
     13          3.48        3.49       3.49        3.48       3.55        3.55       3.56        3.54        13
----------------------------------------------------------------------------------------------------------------------
     14          3.49        3.50       3.50        3.49       3.56        3.57       3.57        3.56        14
----------------------------------------------------------------------------------------------------------------------
     15          3.50        3.51       3.51        3.50       3.57        3.58       3.58        3.57        15
----------------------------------------------------------------------------------------------------------------------
     16          3.51        3.51       3.52        3.51       3.58        3.59       3.59        3.58        16
----------------------------------------------------------------------------------------------------------------------
     17          3.52        3.53       3.53        3.52       3.60        3.60       3.60        3.59        17
----------------------------------------------------------------------------------------------------------------------
     18          3.53        3.54       3.54        3.53       3.61        3.62       3.62        3.60        18
----------------------------------------------------------------------------------------------------------------------
     19          3.54        3.55       3.55        3.54       3.62        3.63       3.63        3.62        19
----------------------------------------------------------------------------------------------------------------------
     20          3.55        3.56       3.56        3.55       3.64        3.64       3.65        3.63        20
----------------------------------------------------------------------------------------------------------------------
     21          3.57        3.57       3.57        3.56       3.65        3.66       3.66        3.65        21
----------------------------------------------------------------------------------------------------------------------
     22          3.58        3.58       3.58        3.58       3.67        3.67       3.68        3.66        22
----------------------------------------------------------------------------------------------------------------------
     23          3.59        3.60       3.60        3.59       3.68        3.69       3.70        3.68        23
----------------------------------------------------------------------------------------------------------------------
     24          3.61        3.61       3.61        3.60       3.70        3.71       3.71        3.70        24
----------------------------------------------------------------------------------------------------------------------
     25          3.62        3.62       3.63        3.62       3.72        3.73       3.73        3.71        25
----------------------------------------------------------------------------------------------------------------------
     26          3.63        3.64       3.64        3.63       3.74        3.75       3.75        3.73        26
----------------------------------------------------------------------------------------------------------------------
     27          3.65        3.65       3.66        3.65       3.76        3.77       3.77        3.75        27
----------------------------------------------------------------------------------------------------------------------
     28          3.67        3.67       3.67        3.66       3.78        3.79       3.79        3.77        28
----------------------------------------------------------------------------------------------------------------------
     29          3.68        3.69       3.69        3.68       3.80        3.81       3.81        3.79        29
----------------------------------------------------------------------------------------------------------------------
     30          3.70        3.71       3.71        3.70       3.82        3.83       3.84        3.81        30
----------------------------------------------------------------------------------------------------------------------
     31          3.72        3.73       3.73        3.72       3.84        3.86       3.86        3.84        31
----------------------------------------------------------------------------------------------------------------------
     32          3.74        3.75       3.75        3.74       3.87        3.88       3.89        3.86        32
----------------------------------------------------------------------------------------------------------------------
     33          3.76        3.77       3.77        3.76       3.89        3.91       3.91        3.89        33
----------------------------------------------------------------------------------------------------------------------
     34          3.78        3.79       3.79        3.78       3.92        3.94       3.94        3.92        34
----------------------------------------------------------------------------------------------------------------------
     35          3.80        3.81       3.81        3.80       3.95        3.97       3.97        3.94        35
----------------------------------------------------------------------------------------------------------------------
     36          3.82        3.84       3.84        3.82       3.97        4.00       4.00        3.97        36
----------------------------------------------------------------------------------------------------------------------
     37          3.85        3.86       3.86        3.85       4.00        4.03       4.04        4.00        37
----------------------------------------------------------------------------------------------------------------------
     38          3.87        3.89       3.89        3.87       4.04        4.07       4.07        4.03        38
----------------------------------------------------------------------------------------------------------------------
     39          3.90        3.92       3.92        3.90       4.07        4.10       4.11        4.06        39
----------------------------------------------------------------------------------------------------------------------
     40          3.93        3.95       3.95        3.93       4.10        4.14       4.15        4.10        40
----------------------------------------------------------------------------------------------------------------------
     41          3.96        3.98       3.98        3.96       4.14        4.18       4.19        4.14        41
----------------------------------------------------------------------------------------------------------------------
     42          3.99        4.01       4.01        3.99       4.18        4.22       4.24        4.18        42
----------------------------------------------------------------------------------------------------------------------
     43          4.02        4.04       4.05        4.02       4.22        4.27       4.28        4.21        43
----------------------------------------------------------------------------------------------------------------------
     44          4.05        4.08       4.09        4.05       4.25        4.32       4.33        4.25        44
----------------------------------------------------------------------------------------------------------------------
     45          4.09        4.12       4.13        4.09       4.30        4.36       4.38        4.30        45
----------------------------------------------------------------------------------------------------------------------
     46          4.13        4.16       4.17        4.13       4.34        4.41       4.43        4.35        46
----------------------------------------------------------------------------------------------------------------------
     47          4.16        4.20       4.21        4.16       4.38        4.47       4.49        4.39        47
----------------------------------------------------------------------------------------------------------------------
     48          4.20        4.24       4.25        4.20       4.43        4.52       4.55        4.44        48
----------------------------------------------------------------------------------------------------------------------
     49          4.24        4.29       4.30        4.24       4.48        4.58       4.61        4.49        49
----------------------------------------------------------------------------------------------------------------------
     50          4.29        4.34       4.35        4.29       4.53        4.64       4.68        4.55        50
----------------------------------------------------------------------------------------------------------------------
     51          4.33        4.39       4.40        4.34       4.58        4.70       4.74        4.61        51
----------------------------------------------------------------------------------------------------------------------
     52          4.38        4.44       4.46        4.39       4.63        4.77       4.81        4.67        52
----------------------------------------------------------------------------------------------------------------------

                        VARIABLE ANNUITY PAYOUT OPTIONS

Monthly Payouts per $1,000 based on 4.00% interest and 1983a Mortality Table ALB projected 20 years with Projection Scale 'G'

----------------------------------------------------------------------------------------------------------------------
                        FEMALE RATES                                                MALE RATES
----------------------------------------------------------------------------------------------------------------------
     Age        20 Year    10 Year    Life Only  Installment  20 Year    10 Year    Life Only  Installment    Age
               Certain &  Certain &                Refund    Certain &  Certain &                Refund
                 Life       Life                               Life       Life
----------------------------------------------------------------------------------------------------------------------
     53          4.43        4.50       4.52        4.44       4.69        4.84       4.89        4.73        53
----------------------------------------------------------------------------------------------------------------------
     54          4.48        4.56       4.58        4.49       4.74        4.91       4.97        4.80        54
----------------------------------------------------------------------------------------------------------------------
     55          4.53        4.62       4.65        4.56       4.80        4.99       5.06        4.87        55
----------------------------------------------------------------------------------------------------------------------
     56          4.59        4.69       4.72        4.62       4.86        5.08       5.14        4.94        56
----------------------------------------------------------------------------------------------------------------------
     57          4.65        4.76       4.79        4.68       4.92        5.16       5.24        5.02        57
----------------------------------------------------------------------------------------------------------------------
     58          4.71        4.83       4.87        4.74       4.98        5.25       5.34        5.10        58
----------------------------------------------------------------------------------------------------------------------
     59          4.77        4.91       4.96        4.82       5.04        5.35       5.45        5.19        59
----------------------------------------------------------------------------------------------------------------------
     60          4.83        5.00       5.05        4.89       5.01        5.45       5.57        5.28        60
----------------------------------------------------------------------------------------------------------------------
     61          4.89        5.08       5.14        4.97       5.17        5.56       5.69        5.37        61
----------------------------------------------------------------------------------------------------------------------
     62          4.96        5.18       5.24        5.06       5.23        5.67       5.82        5.47        62
----------------------------------------------------------------------------------------------------------------------
     63          5.03        5.28       5.35        5.14       5.29        5.79       5.97        5.58        63
----------------------------------------------------------------------------------------------------------------------
     64          5.09        5.38       5.47        5.24       5.35        5.92       6.11        5.69        64
----------------------------------------------------------------------------------------------------------------------
     65          5.16        5.49       5.59        5.34       5.41        6.05       6.28        5.81        65
----------------------------------------------------------------------------------------------------------------------
     66          5.23        5.61       5.72        5.45       5.47        6.19       6.45        5.93        66
----------------------------------------------------------------------------------------------------------------------
     67          5.30        5.74       5.86        5.56       5.52        6.32       6.63        6.06        67
----------------------------------------------------------------------------------------------------------------------
     68          5.37        5.86       6.02        5.68       5.58        6.47       6.84        6.20        68
----------------------------------------------------------------------------------------------------------------------
     69          5.43        6.00       6.18        5.80       5.63        6.62       7.05        6.35        69
----------------------------------------------------------------------------------------------------------------------
     70          5.50        6.15       6.36        5.93       5.67        6.78       7.28        6.50        70
----------------------------------------------------------------------------------------------------------------------
     71          5.56        6.30       6.55        6.07       5.72        6.94       7.51        6.64        71
----------------------------------------------------------------------------------------------------------------------
     72          5.61        6.46       6.76        6.22       5.76        7.10       7.77        6.82        72
----------------------------------------------------------------------------------------------------------------------
     73          5.67        6.63       6.99        6.37       5.80        7.27       8.04        6.99        73
----------------------------------------------------------------------------------------------------------------------
     74          5.72        6.80       7.23        6.55       5.83        7.43       8.33        7.17        74
----------------------------------------------------------------------------------------------------------------------
     75          5.76        6.99       7.49        6.72       5.86        7.60       8.64        7.37        75
----------------------------------------------------------------------------------------------------------------------
     76          5.80        7.17       7.77        6.91       5.89        7.77       8.97        7.57        76
----------------------------------------------------------------------------------------------------------------------
     77          5.83        7.36       8.07        7.11       5.91        7.94       9.32        7.78        77
----------------------------------------------------------------------------------------------------------------------
     78          5.86        7.55       8.40        7.33       5.93        8.11       9.70        8.01        78
----------------------------------------------------------------------------------------------------------------------
     79          5.89        7.74       8.75        7.55       5.94        8.28       10.10       8.25        79
----------------------------------------------------------------------------------------------------------------------
     80          5.91        7.93       9.14        7.78       5.96        8.44       10.54       8.50        80
----------------------------------------------------------------------------------------------------------------------
     81          5.93        8.12       9.55        8.03       5.97        8.60       10.99       8.76        81
----------------------------------------------------------------------------------------------------------------------
     82          5.95        8.31       9.99        8.30       5.98        8.75       11.49       9.03        82
----------------------------------------------------------------------------------------------------------------------
     83          5.96        8.49       10.47       8.57       5.98        8.89       12.01       9.33        83
----------------------------------------------------------------------------------------------------------------------
     84          5.97        8.66       10.99       8.86       5.99        9.03       12.57       9.62        84
----------------------------------------------------------------------------------------------------------------------
     85          5.98        8.82       11.56       9.18       6.00        9.16       13.14       9.94        85
----------------------------------------------------------------------------------------------------------------------
     86          5.99        8.97       12.17       9.49       6.00        9.28       13.77      10.28        86
----------------------------------------------------------------------------------------------------------------------
     87          5.99        9.11       12.80       9.82       6.00        9.38       14.44      10.62        87
----------------------------------------------------------------------------------------------------------------------
     88          6.00        9.24       13.51      10.17       6.00        9.48       15.18      11.00        88
----------------------------------------------------------------------------------------------------------------------
     89          6.00        9.35       14.25      10.53       6.00        9.58       16.96      11.38        89
----------------------------------------------------------------------------------------------------------------------
     90          6.00        9.46       15.04      10.90       6.00        9.66       15.80      11.81        90
----------------------------------------------------------------------------------------------------------------------
     91          6.00        9.56       15.81      11.29       6.00        9.74       17.62      12.22        91
----------------------------------------------------------------------------------------------------------------------
     92          6.00        9.63       16.60      11.69       6.00        9.79       18.52      12.65        92
----------------------------------------------------------------------------------------------------------------------
     93          6.00        9.71       17.43      12.10       6.00        9.85       19.47      13.15        93
----------------------------------------------------------------------------------------------------------------------
     94          6.00        9.78       18.32      12.53       6.00        9.90       20.48      13.66        94
----------------------------------------------------------------------------------------------------------------------
     95          6.00        9.84       19.20      12.99       6.00        9.94       21.59      14.21        95
----------------------------------------------------------------------------------------------------------------------

This is a flexible payment deferred variable annuity. The policy's accumulation value in the Separate Account is based on the investment experience in that account and will increase or decrease daily. The dollar amount is not guaranteed. No dividends are payable.